                                                                    EXHIBIT 32.2


                        SECTION 906 CERTIFICATION - CFO

In connection with the Quarterly Report of FirstCity Liquidating Trust (the "Company") on Form 10- Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen
J. Barta, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

To the best of my knowledge, after reasonable investigation:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: August 11, 2003                             /s/ Stephen J. Barta
                                                  ------------------------------
                                                  Stephen J. Barta
                                                  Principal Financial Officer



The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.